Exhibit 4.7

NUMBER

C

Carrols

Carrols Restaurant Group, Inc.

Common Stock

SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 14574X 10 4

THIS CERTIFIES THAT

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE OF $.01 PER SHARE, OF

CARROLS RESTAURANT GROUP, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the seal of the Corporation and the signature of its duly authorized officers.

CERTIFICATE OF STOCK

Dated:

[SEAL]

CARROLS RETAURANT GROUP, INC.

CORPORATE

SEAL

DELAWARE

[SIGNATURE]

SECRETARY

Alan Vituh

CHAIRMAN OF THE BOARD

COUNTERSIGNED AND REGISTERED:

AMERICAN STOCK TRANSFER & TRUST COMPANY

Transfer Agent and Registrar

By Authorized Officer